                                                                    EXHIBIT 11.1

                           RJR NABISCO HOLDINGS CORP.
                       COMPUTATIONS OF EARNINGS PER SHARE
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                        YEAR ENDED               YEAR ENDED               YEAR ENDED
                                                       DECEMBER 31,             DECEMBER 31,             DECEMBER 31,
                                                          1996(A)                  1995(A)                  1994(A)
                                                  -----------------------  -----------------------  -----------------------
                                                                FULLY                    FULLY                    FULLY
                                                   PRIMARY     DILUTED      PRIMARY     DILUTED      PRIMARY     DILUTED
                                                  ---------  ------------  ---------  ------------  ---------  ------------
Average number of common and common equivalent
  shares outstanding during the period (in
  thousands):
  Average number of shares of common stock
    outstanding during the period...............    324,917      324,917     325,476      325,476     270,406      270,406
  Average number of stock options outstanding
    during the period...........................      1,585        1,958       1,167        1,320       2,483        2,726
  ESOP convertible preferred stock..............         --        2,957          --        3,032          --        3,094
  Average number of Series C depositary shares
    issued during the period....................         --           --          --           --      34,736       34,736
                                                  ---------  ------------  ---------  ------------  ---------  ------------
  Average number of common and common equivalent
    shares outstanding during the period (in
    thousands)..................................    326,502      329,832     326,643      329,828     307,625      310,962
                                                  ---------  ------------  ---------  ------------  ---------  ------------
                                                  ---------  ------------  ---------  ------------  ---------  ------------

Net income applicable to common stock:
  Income before extraordinary item..............  $     611   $      611   $     627   $      627   $     764   $      764
  Preferred stock dividends.....................        (43)         (28)       (110)         (95)       (131)        (116)
  Dilutive effect of Nabisco Holdings' common
    stock equivalents (B).......................         --           --          --           --          --           --
  Income tax benefit on ESOP convertible
    preferred stock dividends...................         --           (3)         --           (3)         --           (2)
                                                  ---------  ------------  ---------  ------------  ---------  ------------
  Income before extraordinary item applicable to
    common stock................................        568          580         517          529         633          646
  Extraordinary item--loss on early
    extinguishments of debt, net of income taxes
    and minority interest.......................         --           --         (16)         (16)       (245)        (245)
                                                  ---------  ------------  ---------  ------------  ---------  ------------
  Net income applicable to common stock.........  $     568   $      580   $     501   $      513   $     388   $      401
                                                  ---------  ------------  ---------  ------------  ---------  ------------
                                                  ---------  ------------  ---------  ------------  ---------  ------------
Net income (loss) per common and common
  equivalent share:
  Income before extraordinary item..............  $    1.74   $     1.76   $    1.58   $     1.60   $    2.06   $     2.08
  Extraordinary item............................         --           --       (0.05)       (0.05)      (0.79)       (0.78)
                                                  ---------  ------------  ---------  ------------  ---------  ------------
  Net income....................................  $    1.74   $     1.76   $    1.53   $     1.55   $    1.27   $     1.30
                                                  ---------  ------------  ---------  ------------  ---------  ------------
                                                  ---------  ------------  ---------  ------------  ---------  ------------

---------------

(A) The calculations of fully diluted earnings per share are antidilutive; therefore, primary earnings per share are used for financial statement purposes.

(B) The dilutive effect of Nabisco Holdings' stock options was insignificant for 1996 and 1995.